Exhibit 4(b)

FPL GROUP CAPITAL INC

OFFICER'S CERTIFICATE

Creating the Floating Rate Debentures, Series due June 17, 2011

Paul I. Cutler, the Vice President, Treasurer and Assistant Secretary of FPL Group Capital Inc (the "Company"), pursuant to the authority granted in the accompanying Board Resolutions (all capitalized terms used herein which are not defined herein or in Exhibit A hereto, but are defined in the Indenture referred to below, shall have the meanings specified in the Indenture), and Sections 201 and 301 of the Indenture, does hereby certify to The Bank of New York (the "Trustee"), as Trustee under the Indenture of the Company (For Unsecured Debt Securities) dated as of June 1, 1999 (the "Indenture") that:

    The securities to be issued under the Indenture shall be designated "Floating Rate Debentures, Series due June 17, 2011" (the "Debentures of the Twelfth Series") and shall be issued in substantially the form set forth in Exhibit A hereto;

    The Debentures of the Twelfth Series shall be issued by the Company in the initial aggregate principal amount of $250,000,000. Additional Debentures of the Twelfth Series, without limitation as to amount, having substantially the same terms as the Outstanding Debentures of the Twelfth Series (except for the payment of interest accruing prior to the issue date of the additional Debentures of the Twelfth Series or except for the first payments of interest following the issue date of the additional Debentures of the Twelfth Series) may also be issued by the Company pursuant to the Indenture without the consent of the existing Holders of the Debentures of the Twelfth Series. Any such additional Debentures of the Twelfth Series shall be part of the same series as the Outstanding Debentures of the Twelfth Series;

    The Debentures of the Twelfth Series shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon on June 17, 2011;

    The Debentures of the Twelfth Series shall bear interest as provided in the form thereof set forth as Exhibit A hereto;

    Each installment of interest on a Debenture of the Twelfth Series shall be payable as provided in the form thereof set forth as Exhibit A hereto;

    Registration and registration of transfers and exchanges in respect of the Debentures of the Twelfth Series may be effected at the office or agency of the Company in The City of New York, New York. Notices and demands to or upon the Company in respect of the Debentures of the Twelfth Series may be served at the office or agency of the Company in The City of New York, New York. The Corporate Trust Office of the Trustee will initially be the agency of the Company for such payment, registration and registration of transfers and exchanges and service of notices and demands and the Company hereby appoints the Trustee as its agent for all such purposes; provided, however, that the Company reserves the right to change, by one or more Officer's Certificates, any such office or agency and such agent. The Trustee will initially be the Security Registrar and the Paying Agent for the Debentures of the Twelfth Series;

    So long as Debentures of the Twelfth Series are registered in the name of The Depository Trust Company ("DTC") or any other successor depositary or a nominee thereof, the Regular Record Date for the interest payable on any given Interest Payment Date with respect to the Debentures of the Twelfth Series shall be the close of business on the Business Day immediately preceding such Interest Payment Date; provided, however, if any of the Debentures of the Twelfth Series are not registered in the name of DTC or any other successor depositary or a nominee thereof, the Regular Record Date will be the close of business on the 15th calendar day next preceding such Interest Payment Date;

    No service charge shall be made for the registration of transfer or exchange of the Debentures of the Twelfth Series; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer;

    If the Company shall make any deposit of money and/or Eligible Obligations with respect to any Debentures of the Twelfth Series, or any portion of the principal amount thereof, as contemplated by Section 701 of the Indenture, the Company shall not deliver an Officer's Certificate described in clause (z) in the first paragraph of said Section 701 unless the Company shall also deliver to the Trustee, together with such Officer's Certificate, either:

      an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of the Debentures of the Twelfth Series, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of said Section 701), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Debentures of the Twelfth Series or portions thereof, all in accordance with and subject to the provisions of said Section 701; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof; or

      an Opinion of Counsel to the effect that, as a result of a change in law occurring after the date of this certificate, the Holders of such Debentures of the Twelfth Series, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company's indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected;

    The Debentures of the Twelfth Series will be absolutely, irrevocably and unconditionally guaranteed as to payment of principal, interest and premium, if any, by FPL Group, Inc., as Guarantor (the "Guarantor"), pursuant to a Guarantee Agreement, dated as of June 1, 1999, between the Guarantor and The Bank of New York (as Guarantee Trustee) (the "Guarantee Agreement"). The following shall constitute "Guarantor Events" with respect to the Debentures of the Twelfth Series:

      the failure of the Guarantee Agreement to be in full force and effect;

      the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Guarantor in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency or other similar law or (ii) a decree or order adjudging the Guarantor bankrupt or insolvent, or approving as properly filed a petition by one or more entities other than the Guarantor seeking reorganization, arrangement, adjustment or composition of or in respect of the Guarantor under any applicable Federal or State bankruptcy, insolvency or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Guarantor or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of 90 consecutive days; or

      the commencement by the Guarantor of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Guarantor in a case or proceeding under any applicable Federal or State bankruptcy, insolvency or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency or other similar law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Guarantor or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors of the Guarantor.

    Notwithstanding anything to the contrary contained in the Debentures of the Twelfth Series, this certificate or in the Indenture, the Company shall, if a Guarantor Event shall occur and be continuing, redeem all of the Outstanding Debentures of the Twelfth Series within 60 days after the occurrence of such Guarantor Event at a redemption price equal to the principal amount thereof plus accrued interest to the date of redemption unless, within 30 days after the occurrence of such Guarantor Event, Standard & Poor's Ratings Services (a Division of The McGraw Hill Companies, Inc.) and Moody's Investors Service, Inc. (if the Debentures of the Twelfth Series are then rated by those rating agencies, or, if the Debentures of the Twelfth Series are then rated by only one of those rating agencies, then such rating agency, or, if the Debentures of the Twelfth Series are not then rated by either one of those rating agencies but are then rated by one or more other nationally recognized rating agencies, then at least one of those other nationally recognized rating agencies) shall have reaffirmed in writing that, after giving effect to such Guarantor Event, the credit rating on the Debentures of the Twelfth Series shall be investment grade (i.e. in one of the four highest categories, without regard to subcategories within such rating categories, of such rating agency);

    With respect to the Debentures of the Twelfth Series, each of the following events shall be an additional Event of Default under the Indenture:

      the consolidation of the Guarantor with or merger of the Guarantor into any other Person, or the conveyance or other transfer or lease by the Guarantor of its properties and assets substantially as an entirety to any Person, unless the Person formed by such consolidation or into which the Guarantor is merged or the Person which acquires by conveyance or other transfer, or which leases, the properties and assets of the Guarantor substantially as an entirety shall be a Person organized and existing under the laws of the United States, any State thereof or the District of Columbia, and shall expressly assume the obligations of the Guarantor under the Guarantee Agreement; and

        immediately after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

      the failure of the Company to redeem the Outstanding Debentures of the Twelfth Series as required by paragraph 10 hereof;

    If a Guarantor Event occurs and the Company is not required to redeem the Debentures of the Twelfth Series pursuant to paragraph 10 hereof, the Company will provide to the Trustee and the Holders of the Debentures of the Twelfth Series annual and quarterly reports containing the information that the Company would be required to file with the Securities and Exchange Commission under Section 13 or Section 15(d) of the Securities Exchange Act of 1934 if it were subject to the reporting requirements of those Sections. If the Company is, at that time, subject to the reporting requirements of those Sections, the filing of annual and quarterly reports with the Securities and Exchange Commission pursuant to those Sections will satisfy this requirement;

    The Debentures of the Twelfth Series will be initially issued in global form registered in the name of Cede & Co. (as nominee for DTC). The Debentures of the Twelfth Series in global form shall bear the depository legend in substantially the form set forth in Exhibit A hereto. The Debentures of the Twelfth Series in global form will contain restrictions on transfer, substantially as described in the form set forth in Exhibit A hereto;

    The Debentures of the Twelfth Series shall have such other terms and provisions as are provided in the form set forth in Exhibit A hereto;

    The undersigned has read all of the covenants and conditions contained in the Indenture relating to the issuance of the Debentures of the Twelfth Series and the definitions in the Indenture relating thereto and in respect of which this certificate is made;

    The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein;

    In the opinion of the undersigned, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenants and conditions have been complied with; and

    In the opinion of the undersigned, such conditions and covenants and conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent), to the authentication and delivery of the Debentures of the Twelfth Series requested in the accompanying Company Order No. 12 have been complied with.

    IN WITNESS WHEREOF, I have executed this Officer's Certificate on behalf of the Company this 17th day of June, 2008 in New York, New York.

/s/ Paul I. Cutler

Paul I. Cutler
Vice President, Treasurer and Assistant Secretary

  Exhibit A

  [Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to FPL Group Capital Inc or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]
No._______________	CUSIP No. 302570 BB1

  [FORM OF FACE OF DEBENTURE]

  FPL GROUP CAPITAL INC

  FLOATING RATE DEBENTURES, SERIES DUE JUNE 17, 2011

  FPL GROUP CAPITAL INC, a corporation duly organized and existing under the laws of the State of Florida (herein referred to as the "Company", which term includes any successor Person under the Indenture), for value received, hereby promises to pay to or registered assigns, the principal sum of ____________________ Dollars on June 17, 2011 and to pay interest on said principal sum quarterly on March 17, June 17, September 17 and December 17 of each, year commencing September 17, 2008 (each, an "Interest Payment Date") at the Interest Rate (as defined below) until the principal hereof is paid or made available for payment. Interest on the Securities of this series will accrue from and including June 17, 2008, to and excluding the first Interest Payment Date, and thereafter will accrue from and including the last Interest Payment Date to which interest has been paid or duly provided for (each, an "Interest Period"). The amount of interest payable on any Interest Payment Date shall be computed on the basis of the actual number of days elapsed in a 360 day year. No interest will accrue on the Securities with respect to the day on which the Securities mature. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be payable to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the "Regular Record Date" for such interest installment which shall be the Business Day immediately preceding such Interest Payment Date so long as the Securities are registered in the name of The Depository Trust Company ("DTC") or any other successor depositary or a nominee thereof, provided, however, that if the Securities are not registered in the name of DTC or any other successor depositary or a nominee thereof the Regular Record Date will be the close of business on the 15th calendar day next preceding such Interest Payment Date and provided further that interest payable at Maturity will be paid to the Person to whom principal is paid. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder of this Security on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture referred to on the reverse hereof.

  The Securities of this series shall bear interest at a variable rate per annum (the "Interest Rate") equal to the Three-Month LIBOR Rate (as defined below), plus 88 basis points. The Interest Rate for the period from June 17, 2008, the date of original issuance, to the first Interest Payment Date was determined on June 13, 2008. The Interest Rate on the Securities of this series for each subsequent Interest Period will be reset quarterly on the related LIBOR Rate Reset Date (as defined below).

  If any Interest Payment Date, other than a Redemption Date or the Stated Maturity of the Securities of this series, falls on a day that is not a Business Day, the Interest Payment Date will be postponed to the next day that is a Business Day (and without any interest or other payment in respect of such delay) with the same force and effect as if made on the Interest Payment Date, except that if that Business Day is in the next succeeding calendar month, the Interest Payment Date will be the immediately preceding Business Day. If a Redemption Date or the Stated Maturity of the Securities of this series falls on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day (and without any interest or other payment in respect of such delay), and no interest on such payment will accrue for the period from and after a Redemption Date or the Stated Maturity. If any LIBOR Rate Reset Date falls on a day that is not a LIBOR Business Day (as defined below), the LIBOR Rate Reset Date will be postponed to the next day that is a LIBOR Business Day, except that if that LIBOR Business Day is in the next succeeding calendar month, the LIBOR Rate Reset Date will be the immediately preceding LIBOR Business Day. The Interest Rate in effect on any LIBOR Rate Reset Date will be the applicable rate as reset on that date and the Interest Rate applicable to any other day will be the Interest Rate as reset on the immediately preceding LIBOR Rate Reset Date. The provisions of this paragraph shall supersede the provisions of Section 113 of the Indenture to the extent inconsistent.

  "Calculation Agent" means a banking institution or trust company to be appointed by the Company to act as calculation agent.

  "LIBOR Business Day" means any Business Day on which dealings in deposits in U.S. Dollars are transacted in the London Inter-Bank Market.

  "LIBOR Interest Determination Date" means the second LIBOR Business Day preceding (i) each LIBOR Rate Reset Date, or (ii) June 17, 2008, in the case of the initial Interest Period.

  "LIBOR Rate Reset Date" means, subject to the paragraph immediately above these definitions, the 17th day of March, June, September and December of each year commencing on September 17, 2008.

  "Reuters Page LIBOR01" means the display designated as "LIBOR01" on Reuters 3000 Xtra (or such other page as may replace "LIBOR01" on such service) or such other service displaying the London Inter-Bank offered rates of major banks, as may replace Reuters 3000 Xtra.

  "Three-Month LIBOR Rate" means the rate determined in accordance with the following provisions:

  (1) On the related LIBOR Interest Determination Date, the Calculation Agent or its affiliate shall determine the Three-Month LIBOR Rate which shall be the rate for deposits in U.S. Dollars having a three-month maturity which appears on the Reuters Page LIBOR01 as of 11:00 a.m., London time, on the LIBOR Interest Determination Date.

  (2) If no rate appears on the Reuters Page LIBOR01 on the LIBOR Interest Determination Date, the Calculation Agent or its affiliate will request the principal London offices of four major reference banks in the London Inter-Bank Market ("Reference Banks") to provide it with their offered quotations for deposits in U.S. Dollars for the period of three months, commencing on the applicable LIBOR Rate Reset Date, to prime banks in the London Inter-Bank Market at approximately 11:00 a.m., London time, on that LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. Dollars in that market at that time. If at least two quotations are provided, then the Three-Month LIBOR Rate will be the average (rounded, if necessary, to the nearest one hundredth (0.01) of a percent) of those quotations. If fewer than two quotations are provided, then the Three-Month LIBOR Rate will be the average (rounded, if necessary, to the nearest one hundredth (0.01) of a percent) of the rates quoted at approximately 11:00 a.m., New York City time, on the LIBOR Interest Determination Date by three major banks in New York City selected by the Calculation Agent or its affiliate ("Major Banks") for loans in U.S. Dollars to leading European banks, having a three-month maturity and in a principal amount that is representative for a single transaction in U.S. Dollars in that market at that time. If the banks selected by the Calculation Agent or its affiliate are not providing quotations in the manner described by this paragraph, the rate for the quarterly interest period following the LIBOR Interest Determination Date will be the rate in effect on that LIBOR Interest Determination Date.

  The Interest Rate for any Interest Period will at no time be higher than the maximum rate then permitted by applicable law.

  All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

  Absent willful misconduct, bad faith or manifest error, the Calculation Agent's or its affiliate's determination of the Three-Month LIBOR Rate and its calculation of the applicable Interest Rate for each Interest Period will be final and binding on the Company, the Trustee, the Calculation Agent and Holders of the Securities of this series. The Holders of the Securities of this series may obtain the Interest Rate for the current and preceding Interest Period by writing the Calculation Agent at The Bank of New York, Attn: Corporate Trust Administration, 101 Barclay Street, New York, New York 10286, or any successor appointed by the Company.

  The Calculation Agent shall, as soon as practicable after 11:00 a.m., London time, on each Interest Determination Date, determine the Interest Rate and calculate the amount of interest payable on the Securities of this series in respect of the relevant Interest Period (the "Interest Amount"). The Interest Amount shall be calculated by multiplying the Interest Rate for that Interest Period by a fraction, the numerator of which will be the actual number of days elapsed during such Interest Period (determined by including the first day of the Interest Period and excluding the last day), and the denominator of which will be 360, and by multiplying the result by the aggregate principal amount of the Securities of this series. The determination of the Interest Amount by the Calculation Agent will (in the absence of willful misconduct, bad faith or manifest error) be final, conclusive and binding on all concerned. None of the Trustee, the Calculation Agent or the Company (or any of their respective officers, directors, agents, beneficiaries, employees or affiliates) shall have any liability to any Person for (i) the selection of the Reference Banks or the Major Banks or (ii) any inability of the Calculation Agent to obtain quotations from the Reference Banks or the Major Banks which is caused by circumstances beyond its reasonable control. Promptly upon the determination of the Interest Rate and the calculation of the Interest Amount, the Calculation Agent will notify the Trustee of such Interest Rate and Interest Amount.

  Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, the State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest on this Security may be paid by check mailed to the address of the Person entitled thereto, as such address shall appear on the Security Register or by a wire transfer to an account designated by the Person entitled thereto.

  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed in New York, New York.

FPL GROUP CAPITAL INC

By:

  [FORM OF CERTIFICATE OF AUTHENTICATION]

  CERTIFICATE OF AUTHENTICATION

  Dated:

  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

The Bank of New York, as Trustee

By:

Authorized Signatory

  [FORM OF REVERSE OF DEBENTURE]

  This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture (For Unsecured Debt Securities), dated as of June 1, 1999 (herein, together with any amendments thereto, called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer's Certificate filed with the Trustee on June 17, 2008 creating the series designated on the face hereof (herein called the "Officer's Certificate"), for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

  The Securities shall not be redeemable at the option of the Company.

  The Securities will be absolutely, irrevocably and unconditionally guaranteed as to payment of principal, interest and premium, if any, by FPL Group, Inc., as Guarantor (the "Guarantor"), pursuant to a Guarantee Agreement, dated as of June 1, 1999, between the Guarantor and The Bank of New York (as Guarantee Trustee) (the "Guarantee Agreement"). The following shall constitute "Guarantor Events" with respect to the Securities:

      the failure of the Guarantee Agreement to be in full force and effect;

      the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Guarantor in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency or other similar law or (ii) a decree or order adjudging the Guarantor bankrupt or insolvent, or approving as properly filed a petition by one or more entities other than the Guarantor seeking reorganization, arrangement, adjustment or composition of or in respect of the Guarantor under any applicable Federal or State bankruptcy, insolvency or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Guarantor or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of 90 consecutive days; or

      the commencement by the Guarantor of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Guarantor in a case or proceeding under any applicable Federal or State bankruptcy, insolvency or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency or other similar law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Guarantor or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors of the Guarantor.

Notwithstanding anything to the contrary contained in the Securities, the Officer's Certificate dated June 17, 2008, establishing the Securities, or in the Indenture, the Company shall, if a Guarantor Event shall occur and be continuing, redeem all of the Outstanding Securities within 60 days after the occurrence of such Guarantor Event at a redemption price equal to the principal amount thereof plus accrued interest to the date of redemption unless, within 30 days after the occurrence of such Guarantor Event, Standard & Poor's Ratings Services (a Division of The McGraw Hill Companies, Inc.) and Moody's Investors Service, Inc. (if the Securities are then rated by those rating agencies, or, if the Securities are then rated by only one of those rating agencies, then such rating agency, or, if the Securities are not then rated by either one of those rating agencies but are then rated by one or more other nationally recognized rating agencies, then at least one of those other nationally recognized rating agencies) shall have reaffirmed in writing that, after giving effect to such Guarantor Event, the credit rating on the Securities shall be investment grade (i.e. in one of the four highest categories, without regard to subcategories within such rating categories, of such rating agency).

If a Guarantor Event occurs and the Company is not required to redeem the Securities pursuant to the preceding paragraph, the Company will provide to the Trustee and the Holders of the Securities annual and quarterly reports containing the information that the Company would be required to file with the Securities and Exchange Commission under Section 13 or Section 15(d) of the Securities Exchange Act of 1934 if it were subject to the reporting requirements of those Sections. If the Company is, at that time, subject to the reporting requirements of those Sections, the filing of annual and quarterly reports with the Securities and Exchange Commission pursuant to those Sections will satisfy the requirements of this paragraph.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture, including the Officer's Certificate described above.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of and interest on the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture and/or in the Officer's Certificate shall have the meanings assigned to them in the Indenture and/or in the Officer's Certificate.